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                                                                    EXHIBIT 10.2

                              TERMINATION AGREEMENT

This Agreement (the "Termination Agreement") made this 1st day of November 2001, is entered into by and between The Medicines Company, a Delaware corporation with its principal place of business at One Cambridge Center, Cambridge, Massachusetts 02142 (the "Company"), and Stack Pharmaceuticals, Inc, a Delaware corporation with its principal place of business at 5 Sylvan Way, Parsippany, New Jersey 07054 ("SPI").

WHEREAS, the Company and SPI (together, the "Parties") are parties to that certain Services Agreement dated April 1, 2000, as amended (the "Services Agreement"), by and between the Company and SPI pursuant to which SPI provides requested infrastructure, consulting, advisory and related services to the Company;

WHEREAS, the Parties desire to terminate the Services Agreement; and

WHEREAS, SPI desires to assign to the Company, and the Company desires to acquire from SPI, certain furniture, equipment and other property;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Termination of Agreement. The Parties agree that upon the date hereof, the Services Agreement shall terminate and be of no further force or effect; provided however that Sections 5 and 7 (and Sections 9 through 15 to the extent applicable to Sections 5 and 7) shall survive the termination of the Services Agreement.

2. Assignment of Lease. The Parties acknowledge and agree that the Lease dated February 28, 2000 between SPI and Mack-Cali Morris Realty LLC has been assigned and assumed by the Company effective as of the date hereof in accordance with the terms of, and pursuant to, that certain Assignment and Assumption of Lease dated October 18, 2001 by and between the Parties.

3.       Sale of Furniture and Equipment.

         (a) For and in consideration of the payment by the Company to SPI of the Purchase Price (as defined below), SPI hereby sells, transfers, conveys, and assigns to the Company all of SPI's right, title and interest to the furniture, equipment and other property set forth on Exhibit A hereto (the "Purchased Property").

         (b) In connection with the Company's purchase of the Purchased Property from SPI, the Company hereby agrees to pay SPI $71,032.06 (the "Purchase Price").

         (c) SPI hereby represents to the Company that it is the true and lawful owner, and has good title to, all of the Purchased Property, free and clear of any security interest or other encumbrance, and that upon the sale and purchase contemplated by this

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                  Section 3, the Company will become the true and lawful owner of, and will receive good title to, the Purchased Property, free and clear of any security interest or other encumbrance.

         (d) At any time and from time to time after the date hereof, at the request of the Company and without further consideration, SPI shall execute and deliver such instruments of sale, transfer, conveyance and assignment and take such actions as the Company may reasonably request to more effectively transfer, convey and assign to the Company, and to confirm the Company's rights to, title in and ownership of, the Purchased Property and to place the Company in actual possession and operating control thereof.

4.       Miscellaneous

         (a) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.


         (b) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of New Jersey.

         (c) Successors and Assigns. This Termination Agreement shall be binding upon each Party and its successors and assigns and shall inure to the benefit of the other Party and its successors and assigns, including any entity with which or into which such Party may be merged or which may succeed to its assets or business.

         (d) Entire Agreement. This Termination Agreement constitutes the entire agreement between the Parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Termination Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.


                                               THE MEDICINES COMPANY

                                               By:     /s/ Clive Meanwell
                                                       -------------------------
                                                       Clive A. Meanwell
                                               Title:  Chairman


                                               STACK PHARMACEUTICALS, INC.

                                               By:     /s/ David M. Stack
                                                       -------------------------
                                                       David M. Stack
                                               Title:  President

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                                    Exhibit A



                               Purchased Property



Computers and Computer Equipment; and

Furniture and Interior Furnishings, to be agreed upon.